UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2023

PriceSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road
San Diego, CA 92121
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	PSMT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)Election of Directors

On February 3, 2023, following the Annual Meeting of Stockholders, the Board of Directors of PriceSmart, Inc. (the “Company”) unanimously agreed to increase the size of the Board of Directors by one director, effective immediately. Additionally, the Board elected John D. Thelan as a director of the Company to fill the newly created vacancy, effective immediately.

Mr. Thelan retired in January 2023 from his position as Senior Vice President, Depots and Traffic of Costco Wholesale Corporation, a position he held since 1992. The Board determined that Mr. Thelan would be a helpful addition to the Board in light of his familiarity with the warehouse club concept, his expertise with operations and logistics and his experience with real estate transactions.

As a non-employee director, Mr. Thelan is entitled to receive cash compensation and restricted stock units or other equity awards in accordance with the arrangements in effect for non-employee directors of the Company. In addition, Mr. Thelan will be reimbursed for travel expenses incurred in attending Company board meetings.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on February 3, 2023 through a virtual meeting platform at www.virtualshareholdermeeting.com/PSMT2023. As of the record date, there were 31,050,917 shares outstanding and entitled to vote. There were 29,599,493 shares voted during the meeting or by proxy. Directors are elected by a plurality of the votes of the shares present during the meeting or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Each of the Board’s nominees received such a plurality and was re-elected to the Board. The results of the stockholder vote are set forth below.

1. To elect directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Sherry S. Bahrambeygui	26,938,917	1,503,036	1,157,540
Jeffrey R. Fisher	28,122,910	319,043	1,157,540
Gordon H. Hanson	28,100,711	341,242	1,157,540
Beatriz V. Infante	28,279,160	162,793	1,157,540
Leon C. Janks	26,729,708	1,712,245	1,157,540
Patricia Márquez	28,037,298	404,655	1,157,540
David N. Price	25,019,366	3,422,587	1,157,540
Robert E. Price	27,725,746	716,207	1,157,540
David R. Snyder	24,019,679	4,422,274	1,157,540
Edgar Zurcher	26,238,582	2,203,371	1,157,540

2. To approve, on an advisory basis, the compensation of the Company's named executive officers for fiscal year 2022:

	Votes For	Votes Against	Abstain	Broker Non-Votes
Total Shares Voted	13,851,458	14,575,475	15,020	1,157,540

3. To approve a proposed amendment to the Company’s Amended and Restated 2013 Equity Incentive Award Plan to increase the number of shares of Common Stock available for the grant of awards by 750,000 shares:

	Votes For	Votes Against	Abstain	Broker Non-Votes
Total Shares Voted	26,933,269	1,496,462	12,222	1,157,540

4. To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending August 31, 2023:

	Votes For	Votes Against	Abstain
Total Shares Voted	29,253,905	333,845	11,743

Item 8.01. Other Events.

On February 3, 2023, the Company’s Board of Directors declared a cash dividend in the total amount of $0.92 per share, with $0.46 per share payable on February 28, 2023 to stockholders of record as of February 16, 2023 and $0.46 per share payable on August 31, 2023 to stockholders of record as of August 15, 2023. Future dividends and the establishment of record and payment dates is subject to determination by the Board of Directors in its discretion, after its review of the Company’s financial performance and anticipated capital requirements, taking into account the uncertain macroeconomic conditions on our results of operations and cash flows.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2023	/S/ FRANCISCO VELASCO
Francisco Velasco
Executive Vice President, General Counsel and Secretary